Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 21, 2006, accompanying the consolidated financial statements of Luna Innovations Incorporated, contained in the Registration Statement (Form S-1 No. 333-131764) and Prospectus. We consent to the use of the aforementioned reports in Amendment No. 7 to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/S/ Grant Thornton LLP

Vienna, Virginia

June 2, 2006